                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               December 10, 1999
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                Date of Report (Date of earliest event reported)



                             CREDITRUST CORPORATION
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             (Exact name of registrant as specified in its charter)

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
       Maryland                  000-24619            54-1754916
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(State or other jurisdiction    (Commission          (IRS Employer
    of incorporation)            File No.)         Identification No.)

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               7000 Security Boulevard, Baltimore, MD  21244-2543
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             (Address of principal executive offices)    (Zip Code)



              Registrant's telephone number, including area code:
                               (410) 594-7000
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                                Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

          (a) On December 10, 1999, we appointed J. Barry Dumser as President and Chief Operating Officer. Mr. Dumser has been our Vice President and General Counsel since 1997 and has supervisory responsibility over a substantial portion of company operations. Joseph K. Rensin will remain as our Chairman of the Board and Chief Executive Officer.

          Prior to joining us, Mr. Dumser served in management positions with Chevy Chase Bank, Matterhorn Bank Programs, and First American Bank of Virginia. At Chevy Chase Bank, Mr. Dumser managed the bank's bankruptcy and deceased processing units and supervised the litigation unit, which supported the collection efforts with respect to the bank's approximately $5 billion credit card portfolio.

          (b) In October 1999, we became aware that a management employee who subsequently resigned misdirected corporate funds of approximately $500,000 by submitting an unauthorized check request and then seeking to redirect those funds through our collection payment stream. Members of our senior management learned that a check in a similar amount was unsuccessfully presented by the former employee into our collection payment stream. The chief executive officer sought to recover these funds or have them applied as intended by us. The funds remained under the former employee's control for approximately seven weeks. During this period, these circumstances were not reported to the audit committee of our board of directors or our independent auditors. We have now recovered the full amount of the misappropriated funds. No improper recording of collections occurred as a result of these activities.


          Upon becoming aware of this situation, the audit committee of our board of directors directed our outside counsel to undertake an investigation, with the assistance of our independent auditors. The audit committee, based on the report of the investigation, believes that this action was an isolated action by the former employee and that we recovered all funds. The committee, with the assistance of our outside counsel and auditors, intends to adopt enhancements to our internal control system that are designed, among other things, to increase controls over our check authorization and disbursement processes and to clarify our policies on the authority and reporting responsibilities of management with respect to matters of this nature.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CREDITRUST CORPORATION



Date:  December 13, 1999                By: /s/ Joseph K. Rensin
                                            -----------------------
                                            JOSEPH K. RENSIN
                                            Chairman and Chief Executive Officer